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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (i) the Registration Statement of Ampex Corporation on Form S-8 (File No. 33-77664), (ii) the Registration Statement of Ampex Corporation on Form S-8 (File No. 33-92640),
(iii) the Post-Effective Amendment No.1 on Form S-3 to Form S-1 Registration Statement of Ampex Corporation (File No. 33-91312), (iv) the Registration Statement of Ampex Corporation on Form S-3 (File No. 33-333-5115), (v) the Registration Statement of Ampex Corporation on Form S-3 (File No. 333-66789), and (vi) the Registration Statement of Ampex Corporation on Form S-3 (File No. 333-85605), (vii) Registration Statement of Ampex Corporation on Form S-8 (File No. 333-05623), (viii) Post-Effective Amendment No.1 on Form S-3 to Form S-8 Registration Statement of Ampex Corporation (File No. 333-05623), (ix) Post-Effective Amendment No.1 to Form S-3 Registration Statement of Ampex Corporation (File No. 333-85605), (x) Registration Statement of Ampex Corporation Form S-8 (File No. 333-41652), (xi) Registration Statement of Ampex Corporation on Form S-8 (File No. 333-81534) and (xii) Registration Statement of Ampex Corporation on Form S-2 (File No. 333-88890), of our report dated February 14, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
March 28, 2003